

                                                                                                                EXHIBIT 12.5
                                                                                                                      Page 1



                                                     PENNSYLVANIA POWER COMPANY

                                                 RATIO OF EARNINGS TO FIXED CHARGES


                                                                                    Year Ended December 31,
                                                                -----------------------------------------------------------
                                                                  1998         1999         2000        2001         2002
                                                                -------      -------       -------    --------     --------
                                                                                     (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................   $39,748      $12,648       $22,847    $ 41,041     $ 47,717
   Interest before reduction for amounts capitalized.........    21,073       21,317        20,437      18,172       16,674
   Provision for income taxes................................    32,504       18,834        26,121      39,921       43,044
   Interest element of rentals charged to income (a).........     1,920        1,887         2,791       1,316          326
                                                                -------      -------       -------    --------     --------
     Earnings as defined.....................................   $95,245      $54,686       $72,196    $100,450     $107,761
                                                                =======      =======       =======    ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest on long-term debt................................   $19,255      $19,268       $18,651    $ 16,971     $ 15,521
   Interest on nuclear fuel obligations......................        28           90           364         141            8
   Other interest expense....................................     1,789        1,959         1,422       1,060        1,145
   Interest element of rentals charged to income (a).........     1,920        1,887         2,791       1,316          326
                                                                -------      -------       -------    --------     --------
     Fixed charges as defined................................   $22,992      $23,204       $23,228    $ 19,488     $ 17,000
                                                                =======      =======       =======    ========     ========

RATIO OF EARNINGS TO FIXED CHARGES (b).......................      4.14         2.36          3.11        5.15         6.34
                                                                   ====         ====          ====        ====         ====




-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating
    $483,000 for the year ended December 31, 1998. The guarantee and related coal supply contract debt expired December 31,
1999.





                                                                                                                 EXHIBIT 12.5
                                                                                                                       Page 2



                                                     PENNSYLVANIA POWER COMPANY

                                          RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                     Year Ended December 31,
                                                                -----------------------------------------------------------
                                                                  1998         1999          2000       2001         2002
                                                                -------      -------       -------    --------     --------
                                                                                     (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.........................   $39,748      $12,648       $22,847    $ 41,041     $ 47,717
   Interest before reduction for amounts capitalized.........    21,073       21,317        20,437      18,172       16,674
   Provision for income taxes................................    32,504       18,834        26,121      39,921       43,044
   Interest element of rentals charged to income (a).........     1,920        1,887         2,791       1,316          326
                                                                -------      -------      --------    --------     --------
     Earnings as defined.....................................   $95,245      $54,686       $72,196    $100,450     $107,761
                                                                =======      =======       =======    ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest on long-term debt................................   $19,255      $19,268       $18,651    $ 16,971     $ 15,521
   Interest on nuclear fuel obligations......................        28           90           364         141            8
   Other interest expense....................................     1,789        1,959         1,422       1,060        1,145
   Preferred stock dividend requirements.....................     4,626        4,370         3,704       3,703        3,699
   Adjustment to preferred stock dividends to state on
    a pre-income tax basis                                        3,726        6,403         4,018       3,534        3,274
   Interest element of rentals charged to income (a).........     1,920        1,887         2,791       1,316          326
                                                                -------      -------       -------    --------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)..........   $31,344      $33,977       $30,950    $ 26,725     $ 23,973
                                                                =======      =======       =======    ========     ========

RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS) (b)....      3.04         1.61          2.33        3.76         4.50
                                                                   ====         ====          ====        ====         ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $483,000 for the year ended December 31, 1998. The guarantee and related coal supply contract debt expired December 31, 1999.
